Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of June 30, 2006, by and among Stallion Oilfield Services, Inc., a Delaware corporation (the “Company”), C/R Stallion Investment Limited Partnership, L.P., a Delaware limited partnership (“C/R Stallion”) and C/R Energy Coinvestment II, L.P., a Delaware limited partnership (“C/R Coinvest” and, together with C/R Stallion, the “C/R Investors”).

RECITALS

WHEREAS, this Agreement is made in connection with the merger of Stallion Oilfield Holdings, Ltd., a Texas limited partnership with and into the Company (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of June 30, 2006 (the “Merger Agreement”);

WHEREAS, upon consummation of the Merger, the C/R Investors will hold certain of the issued and outstanding shares of the Common Stock (as defined below) of the Company; and

WHEREAS, the C/R Investors and the Company desire to enter into this Agreement for the purpose of providing certain registration rights of the C/R Investors, as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

SECTION 1. GENERAL

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

“Board” means the Company’s Board of Directors.

“Common Stock” means (i) the common stock, par value $0.01 per share, of the Company; and (ii) any other securities into which or for which such common stock of the Company may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means (i) any C/R Investor owning of record or having the right, on the date hereof, to acquire, upon consummation of the Merger, Registrable Securities that have not been sold to the public or (ii) any assignee of record of such Registrable Securities in accordance with Section 2.8 hereof; provided, however, such person shall cease to be a Holder if and when such person owns Common Stock and Common Stock representing less than 5% of the outstanding Common Stock and such person may dispose of all Registrable Securities then owned by such person pursuant to Rule 144(k) (or any successor rule under the Securities Act, and in such case the Registrable Securities owned by such person shall cease to be Registrable Securities).

“Holders of a Majority of the Registrable Securities” means any Holder or Holders of a majority of the total number of shares of the Company’s Common Stock that are Registrable Securities then outstanding.

“IPO” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

“Other Holders” means other holders of the Common Stock granted registration rights by the Company.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the shares of Common Stock or other securities issued or issuable to the C/R Investors in connection with the consummation of the Merger; (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any such shares of Common Stock; and (iii) any other shares of Common Stock now or hereafter owned or held by a C/R Investor or its permitted successors and assigns. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for all of the Holders of Registrable Securities (selected by the Holders of a Majority of the Registrable Securities), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Rule 144” means such rule promulgated by the SEC under the Securities Act as in effect on the date hereof, or any successor or similar rule under the Securities Act subsequently adopted by the SEC.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale.

“Underwriter” means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

SECTION 2. REGISTRATION

2.1 Demand Registration.

(a) Initiation. (i) Subject to the conditions of this Section 2.1, if at any time after the IPO, the Company shall receive a written request (a “Demand Request”) from the Holders of a Majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement (a “Demand Registration”) under the Securities Act covering the registration of such number of Registrable Securities having an aggregate offering price of at least twenty million dollars ($20,000,000), then the Company shall, subject to the limitations of this Section 2.1, effect, as soon as practicable, a registration under the Securities Act relating to the offer and sale of all Registrable Securities that the Initiating Holders request to be registered. Any such registration shall, if requested by the Initiating Holders, provide for sale or distribution of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule).

(ii) After such time as the Company shall become eligible to use Form S-3 (or a comparable form) for the registration under the Securities Act of the offer and sale of its securities, any Demand Request may be for a “shelf” registration pursuant to Rule 415 under the Securities Act; provided that, if any such “shelf” registration statement remains effective for a period in excess of one year and allows sales of securities with an offering price of at least $100,000,000, such “shelf” registration shall count as two Demand Registrations.

(b) Limitations. The Company shall not be required to effect a Demand Registration pursuant to Section 2.1(a) (i) prior to one hundred eighty (180) days after the effective date of the registration statement pertaining to the IPO or (ii) after the Company has effected six (6) Demand Registrations pursuant to Section 2.1(a) and such registrations have been declared or ordered effective. The Company shall not be obligated to effect more than one Demand Registration in any twelve-month period.

(c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities to be registered pursuant to this Section 2.1 or Section 2.3 covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 (or any request pursuant to Section 2.3). In such event, the right of any Other Holder to be included in a registration effected pursuant to this Section 2.1 or pursuant to Section 2.3 shall be conditioned upon such Other Holder’s participation in such underwriting and the inclusion of such Other Holder’s Common Stock in the underwriting to the extent provided herein. All Other Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of securities to be underwritten and advises the Initiating Holders and Other Holders in writing, the number of shares that may be included in the underwriting shall be allocated first to the full amount requested to be included in such underwritten offering by the Initial Holders and then to the Other Holders on a pro rata basis based on the total number of shares requested to be included by such Other Holders.

(d) Withdrawal. If, pursuant to the provisions of this Section 2.1, the Company attempts to register Registrable Securities and a majority in interest of the Initiating Holders subsequently withdraw from such offering, such withdrawal shall be effective with respect to all Initiating Holders and Other Holders requesting that Registrable Securities be included in such registration, and the Company shall no longer be obligated to effect such registration.

2.2 Piggyback Registrations.

(a) Initiation. If at any time or from time to time subsequent to the IPO, the Company shall determine to file any registration statement under the Securities Act for purposes of a public offering of securities of the Company (but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act, any registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders, a registration statement on which the only common stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall promptly notify all Holders of Registrable Securities in writing, which notice shall specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder on terms and conditions at least as favorable as those applicable to the securities to be sold by any other person exercising piggyback rights to sell Common Stock thereunder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing and the Company shall use its commercially reasonable efforts to include such Registrable Securities in such registration. If a Holder decides not to include some or all of its Registrable Securities in any registration statement thereafter filed by the Company or decides to withdraw its Registrable Securities from any underwriting or registration pursuant to Section 2.2(b), such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of securities to be underwritten and advises the Holders of Registrable Securities in writing, the number of shares that may be included will be limited to that number of shares that, in the opinion of such underwriter, should be included and the shares to be included in the underwriting shall be allocated, first, to the Company and, second, to the Holders and Other Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders and Other Holders. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter at least twenty (20) days prior to the anticipated effective date of the registration statement.

(c) Termination. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

(d) Waiver. Any requirements of this Section 2.2 may be waived on behalf of all Holders by the Holders of a Majority of the Registrable Securities.

2.3 Holdback Agreements.

(a) Restrictions on Public Sale by Holder of Registrable Securities. Following any underwritten public offering of equity securities by the Company or any Holder of Registrable Securities effected pursuant to this Agreement, each Holder of Registrable Securities agrees not to effect any public sale or distribution of securities similar to those being registered or of any securities convertible into or exchangeable or exercisable for such securities or hedging transactions relating to the Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to the expected date of “pricing” of such offering and during such period, not to exceed 180 days with respect to the IPO or 90 days with respect to any subsequent offering, beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration) as shall be reasonably requested by the managing Underwriter(s) except as part of such registration, and, if and to the extent requested by the managing Underwriter(s), each such Holder of Registrable Securities agrees to execute an agreement to the foregoing effect with the Underwriter(s) for such offering on such terms as the managing Underwriter(s) shall reasonably request.

(b) Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2.1 if at the time the Company receives the Demand Request, the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the Board determines in good faith that such disclosure would be materially detrimental to the Company, until a date not later than 60 days after the required filing date prior to receiving such Demand Request, the Board had determined to effect a registered underwritten public offering of the Company’s equity securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting or entering into a letter of intent with the managing Underwriter(s) for such offering) and is proceeding with reasonable diligence to effect such offering, until a date not later than the end of the holdback period referred to in Section 2.3(a) above with respect to such offering. A deferral of the filing of a registration statement pursuant to this Section 2.3(b) shall be lifted, and the requested registration statement shall be filed as soon as reasonably practicable, if, the negotiations or other activities are disclosed or terminated, or, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.3(b), the Company shall promptly, upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by the Chief Executive Officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.3(b) and the basis therefor in reasonable detail. Within 20 days after receiving such certificate, the Holders of a majority of the Registrable Securities held by the Requesting Holders and for which registration was previously requested may withdraw such request by giving notice to the Company. If withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a Demand Registration pursuant to this Section 2.3(b) only one time during any 12-month period. Nothing in this paragraph shall affect the rights of the Holders under Section 2.1 to participate in any such Demand Registration at such time as the filing deferral is lifted in accordance with this Section 2.3(b).

(c) Use, and Suspension of Use, of Shelf Registration Statement. If the Company has filed a “shelf” registration statement and has included Registrable Securities therein, the Company shall be entitled to suspend (but not more than an aggregate of 90 days in any 12-month period), for a reasonable period of time not in excess of 90 days, the offer or sale of Registrable Securities pursuant to such registration statement by any holder of Registrable Securities if (i) a “road show” is not then in progress with respect to a proposed offering of Registrable Securities by such holder pursuant to such registration statement and such holder has not executed an underwriting agreement with respect to a pending sale of Registrable Securities pursuant to such registration statement and (ii) the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required if such registration statement were used (but would not be required if such registration statement were not used) and the Board determines in good faith that such disclosure would be materially detrimental to the Company. In order to suspend the use of the registration statement pursuant to this Section 2.3(c), the Company shall promptly, upon determining to seek such suspension, deliver to the holders of Registrable Securities included in such registration statement, a certificate signed by the Chief Executive Officer of the Company stating that the Company is suspending use of such registration statement pursuant to this Section 2.3(c) and the basis therefor in reasonable detail. IN ADDITION, A HOLDER OF REGISTRABLE SECURITIES MAY NOT UTILIZE A SHELF REGISTRATION STATEMENT TO EFFECT

THE SALE OF ANY SUCH SECURITIES UNLESS SUCH HOLDER HAS GIVEN THE COMPANY AT LEAST ONE BUSINESS DAY ADVANCE WRITTEN NOTICE OF THE DATE OR DATES OF A PROPOSED SALE OF SUCH SECURITIES BY SUCH HOLDER PURSUANT TO SUCH REGISTRATION STATEMENT (WHICH NOTICE MAY BE GIVEN AS OFTEN AS SUCH HOLDER DESIRES).

2.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 or Section 2.2 herein shall be borne by the Company; provided, however, that the Company shall have no further obligation to bear such Registration Expenses with respect to any registration effected pursuant to Section 2.1 after such time as the Company has effected a total of six (6) such registrations pursuant to Section 2.1. The Holders of the Registrable Securities registered in connection with any registrations hereunder shall bear, pro rata on the basis of the number of shares so registered, (i) all Selling Expenses applicable to Registrable Securities sold by Holders incurred in connection with any registrations hereunder; and (ii) all Registration Expenses applicable to Registrable Securities sold by Holders incurred in connection with any registration effected pursuant to Section 2.1 occurring after the satisfaction by the Company of its obligation to bear all such Registration Expenses in connection with six (6) such registrations.

2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall satisfy the following obligations as expeditiously as reasonably possible:

(a) Prompt Registration. Prepare and file with the SEC a registration statement with respect to such Registrable Securities (as soon as possible and in any event within ninety (90) days of receipt of the applicable notice requesting such registration specified in Sections 2.1 and Section 2.3) and use its commercially reasonable efforts to cause such registration statement to become effective as soon as possible after the filing thereof, and, upon the request of any Holder of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that in the case of the registration of any Registrable Securities on Form S-3 that are intended to be offered on a delayed or continuous basis, such period shall be extended, if necessary, to keep the registration statement effective as provided in Section 2.1(a)(ii) above or, if earlier, until all such Registrable Securities are sold.

(b) Additional Filings. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c) Prospectus. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Blue Sky Matters. Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

(f) Notice to Holders. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, or any “free writing prospectus” (as defined in Rule 405 of the Securities Act), includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(g) Opinion and Comfort Letters. Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) NASD Filings. Cooperate and assist in any filings to be made with the National Association of Securities Dealers, Inc.

(i) Exchange or Market Listing. Cause all such Registrable Securities to be (i) listed on each securities exchange on which similar securities issued by the Company are then listed; and (ii) authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized.

2.6 Furnishing Information. The Holder or Holders of Registrable Securities included in any registration pursuant to Section 2.1 or Section 2.2 shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1 or 2.2:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, stockholders, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any free writing prospectus issued by the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, stockholder, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, preparing, or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs directly in reliance upon and in conformity with written information furnished expressly for use in connection with such registration or free writing prospectus by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By the Holders. To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, in consideration of the Company’s inclusion of such Registrable Securities, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs directly in reliance upon and in conformity with written information furnished by such Holder specifically for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder.

(c) Procedures. Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action),

such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually reasonably satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to an indemnified party otherwise than under this Section 2.7.

(d) Contribution. If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) Survival of Obligations. The obligations of the Company and Holders under this Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. Under this Section 2.7, no indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be transferred or assigned by a Holder of Registrable Securities to any transferee or assignee of Registrable Securities provided that such transfer includes at least 25% of the Registrable Securities then held by such Holder or securities convertible into or exercisable or exchangeable for at least 25% of the Registrable Securities then held by such Holder. Notwithstanding the foregoing, the rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be transferred or assigned by a Holder of Registrable Securities to any Affiliate of such Holder to which any such Registrable Securities are transferred.

2.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to satisfy the following obligations:

(a) Current Information. Make and keep available current public information, as described in paragraph (c) of Rule 144, at all times after the effective date of the first registration filed by the Company for an offering of its equity securities to the general public;

(b) Exchange Act Filings. File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) Certification. So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of paragraph (c) of Rule 144 and of the Exchange Act (at any time after the Company has become subject to such reporting requirements) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as any Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.10 Granting of Registration Rights. The Company shall not without the prior written consent of the Holders of a Majority of the Registrable Securities grant any rights to any person or entity to register any shares of capital stock or other securities of the Company if such rights would be superior to the rights of the Holders of Registrable Securities granted pursuant to this Agreement.

2.11 Market-Standoff Agreement. In connection with the IPO and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the IPO. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions of this Section 2.11).

SECTION 3. MISCELLANEOUS

3.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

3.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

3.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a Holder of Registrable Securities from time to time.

3.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

3.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.6 Amendment and Waiver. Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of (i) the Company; and (ii) the Holders of a Majority of the Registrable Securities. Notwithstanding any other provision contained in this Agreement, the obligations of the Company and the rights of any Holder under this Agreement may be waived with the written consent of the Holders of a Majority of the Registrable Securities.

3.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.8:

(A)	if to the Company:

Stallion Oilfield Services, Inc.

410 Roberts Street

Houston, Texas 77003

Attention: General Counsel

Telephone: 713-528-5844

Facsimile: 713-528-1276

With	a copy to:

Vinson & Elkins LLP

1001 Fannin

Suite 2300

Houston, Texas 77002

Attention: T. Mark Kelly

Telephone: 713-758-4592

Facsimile: 713-758-2346

(B)	if to the C/R Investors:

c/o Carlyle/Riverstone Global Energy and Power Fund II, L.P.

c/o The Carlyle Group

Attention: Jeffrey Ferguson

1001 Pennsylvania Avenue

Suite 220 South

Washington, D.C. 20004

With	a required copy to:

Latham & Watkins LLP

555 11th Street, NW

Suite 1000

Washington, DC 20004

Attention: James Hanna

3.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

THE COMPANY:

Stallion Oilfield Services, Inc.

By:	/s/ David S. Schorlemer
Name:	David S. Schorlemer
Title:	Vice President

THE C/R INVESTORS:

C/R Stallion Investment Partnership, L.P.
By:	C/R Energy Investment Holdings II, L.P., its General Partner
By:	C/R Energy GP II, LLC, its General Partner

By:	/s/ N. John Lancaster, Jr.
Name:	N. John Lancaster, Jr.
Title:	Managing Director

C/R Energy Coinvestment II, L.P.
By:	Carlyle/Riverstone Energy Partners II, L.P., its General Partner
By:	C/R Energy GP II, LLC, its General Partner

By:	/s/ N. John Lancaster, Jr.
Name:	N. John Lancaster, Jr.
Title:	Managing Director

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